Exhibit 10.28

Department of Health and Human Services National Institutes of Health NATIONAL INSTITUTE ON AGING	Notice of Award FAIN# R01AG065248 Federal Award Date 02/03/2021

Recipient Information
1. Recipient Name
COGNITION THERAPEUTICS, INC.
2403 SIDNEY ST STE 261

PITTSBURGH, PA 15203

2. Congressional District of Recipient
14

3. Payment System Identifier (ID)
1134365359A1

4. Employer Identification Number (EIN)
134365359

5. Data Universal Numbering System (DUNS)
808434612

6. Recipient's Unique Entity Identifier

7. Project Director or Principal Investigator
SUSAN M CATALANO, PHD (Contact)
President/founder
scatalano@cogrx.com
(412) 481-2210

8. Authorized Official
Dr. Susan Catalano Ph.D

Federal Agency Information
9. Awarding Agency Contact Information
Jennifer Edwards

NATIONAL INSTITUTE ON AGING edwardsj@mail.nih.gov

301-827-6689

10. Program Official Contact Information
Laurie M. Ryan
Health Scientist Administrator
NATIONAL INSTITUTE ON AGING
ryanl@nia.nih.gov
301.496.9350

Federal Award Information

11. Award Number
1R01AG065248-01

12. Unique Federal Award Identification Number (FAIN)
R01AG065248

13. Statutory Authority
42 USC 241 42 CFR 52

14. Federal Award Project Title
Randomized Double Blind, Placebo Controlled, Parallel Group Trial to Evaluate the
Safety and Efficacy of CT1812 in Early Alzheimer’s Disease over 18 Months

15. Assistance Listing Number
93.866

16. Assistance Listing Program Title
Aging Research

17. Award Action Type
New Competing (REVISED)

18. Is the Award R&D?
Yes

Summary Federal Award Financial Information
19. Budget Period Start Date 06/01/2020 - End Date 05/31/2021
20. Total Amount of Federal Funds Obligated by this Action	$147,190
20 a. Direct Cost Amount	$0
20 b. Indirect Cost Amount	$147,190
21. Authorized Carryover	$0
22. Offset	$0
23. Total Amount of Federal Funds Obligated this budget period	$24,533,829
24. Total Approved Cost Sharing or Matching, where applicable	$0
25. Total Federal and Non-Federal Approved this Budget Period	$24,533,829

26. Project Period Start Date 06/01/2020 - End Date 05/31/2025
27. Total Amount of the Federal Award including Approved Cost	$24,533,829
Sharing or Matching this Project Period

28. Authorized Treatment of Program Income
Additional Costs

29. Grants Management Officer - Signature
Robin Laney

30. Remarks

Acceptance of this award, including the “Terms and Conditions,” is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Notice of Award

RESEARCH Department of Health and Human Services National Institutes of Health NATIONAL INSTITUTE ON AGING

SECTION I - AWARD DATA - 1R01AG065248-01 REVISED

Principal Investigator(s):
Paul S. Aisen, MD
SUSAN M CATALANO (contact),
PHD CHRISTOPHER H VAN DYCK, MD

Award e-mailed to: scatalano@cogrx.com

Dear Authorized Official:

The National Institutes of Health hereby revises this award to reflect an increase in the amount of $147,190 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to COGNITION THERAPEUTICS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award, including the “Terms and Conditions,” is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R01AG065248. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please direct questions to the Federal Agency contacts.

Sincerely yours,

Robin Laney
Grants Management Officer
NATIONAL INSTITUTE ON AGING

Additional information follows

Cumulative Award Calculations for this Budget Period (U.S. Dollars)
Salaries and Wages	$236,680
Personnel Costs (Subtotal)	$236,680
Consultant Services	$87,500
Travel	$20,000
Other	$9,898,865
Subawards/Consortium/Contractual Costs	$11,055,680

Federal Direct Costs	$21,298,725
Federal F&A Costs	$3,235,104
Approved Budget	$24,533,829
Total Amount of Federal Funds Authorized (Federal Share)	$24,533,829
TOTAL FEDERAL AWARD AMOUNT	$24,533,829

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$147,190

SUMMARY TOTALS FOR ALL YEARS (for this Document Number)
YR	THIS AWARD	CUMULATIVE TOTALS
1	$24,533,829	$24,533,829
2	$14,619,478	$14,619,478
3	$13,127,747	$13,127,747
4	$12,199,042	$12,199,042
5	$16,494,670	$16,494,670

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:

Payment System Identifier:	1134365359A1
Document Number:	RAG65248A
PMS Account Type:	P (Subaccount)
Fiscal Year:	2020

IC	CAN	2020	2021	2022	2023	2024
AG	8033159	$24,533,829	$14,619,478	$13,127,747	$12,199,042	$16,494,670

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:
PCC: 3CCCTLR / OC: 41021 / Released: Laney, Robin 02/01/2021
Award Processed: 02/03/2021 12:01:18 AM

SECTION II - PAYMENT/HOTLINE INFORMATION - 1R01AG065248-01 REVISED

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - STANDARD TERMS AND CONDITIONS - 1R01AG065248-01 REVISED

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.

b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 75.
d.	National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.
f.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of “Research and Development” at 45 CFR Part § 75.2. As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

This grant is excluded from Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R01AG065248. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award provides support for one or more clinical trials. By law (Title VIII, Section 801 of Public Law 110-85), the “responsible party” must register “applicable clinical trials” on the ClinicalTrials.gov Protocol Registration System Information Website. NIH encourages registration of all trials whether required under the law or not. For more information, see http://grants.nih.gov/ClinicalTrials fdaaa/.

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:
Additional Costs

SECTION IV - AG SPECIFIC AWARD CONDITIONS - 1R01AG065248-01 REVISED

Clinical Trial Indicator: Yes

This award supports one or more NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

This revised award includes an increase of $147,190 in facilities and administrative costs due to Cognition Therapeutics, Inc’s negotiated rate agreement dated 11/06/2020.

This revised award removes the restriction regarding facilities and administrative costs ($2,058,609).

Supersedes Notice of Award issued 01/12/2021. Previous terms and conditions apply:

This award is revised to change the title in accordance with the grantee’s request dated 12/03/2020.

Supersedes Notice of Award issued 08/14/2020. Previous terms and conditions apply:

This revised award corrects the carryover designation: Carryover of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

Supersedes Notice of Award issued 05/29/2020. Previous terms and conditions apply:

RESTRICTION: The present award is being made without a currently valid certification of Institutional Review Board (IRB) approval for this project with the following restriction: Only activities that are clearly severable and independent from activities that involve human subjects may be conducted under this award until the project has received IRB approval consistent with 45 CFR Part 46 and certification of IRB approval has been submitted to and accepted by the NIH awarding component.

No funds may be drawn down from the payment system and no obligations may be made against Federal funds for research involving human subjects by the grantee or any other site engaged in such research for any period not covered by an OHRP-approved Assurance and IRB approval consistent with 45 CFR Part 46.

Failure to comply with the above requirements may result in suspension and/or termination of this award, withholding of support, audit disallowances, and/or other appropriate action.

See the NIH Grants Policy Statement, Chapter 4.1.15 Human Subjects Protections (http://grants.nih.gov/grants/policy/nihgps/HTML5/section 4/4 public policy requirements objectives and other appropriation mandates.htm), for specific requirements related to the protection of human subjects, which are applicable to and a term and condition of this award.

Funding for this award has been provided by Alzheimer’s Disease Initiative funds. Funding for this award has been provided by Alzheimer’s Disease Initiative funds.

In keeping with NOT-OD-06-054 (http://grants.nih.gov/grants/guide/notice-files/NOT-OD-06- 054.html), as this grant has multiple Principal Investigators (PIs), although the signatures of the PIs are not required on prior approval requests submitted to the agency, the grantee institution must secure and retain the signatures of all of the PIs within their own internal processes.

None of the funds in this award shall be used to pay the salary of an individual at a rate in excess of the current salary cap. Therefore, this award and/or future years are adjusted accordingly, if applicable. Current salary cap levels can be found at the following URL: http://grants.nih.gov/grants/policy/salcap summary.htm

This award includes funds awarded for consortium activity with the University of Southern California in the amount of $10,993,514 ($9,379,176 direct costs + $1,614,338 facilities and administrative costs) and Yale University in the amount of $62,166 ($37,114 direct costs + $25,052 facilities and administrative costs). Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement, 2017 is available at: http://grants.nih.gov/grants/policy/nihgps/HTML5/section 15/15 consortium_agreements.htm.

Recruitment of participants cannot be initiated until the NIA program staff, IRB, and the DSMB have approved the protocol and data and safety monitoring plan.

Per the FOA, sharing of clinical trial data and biosamples will be done through the Alzheimer’s Clinical Trials Consortium (ACTC) and is expected to adhere to the following timelines: a) pivotal trials: follow Collaboration for Alzheimer’s Prevention (CAP) data and biosamples sharing principles to make screening/pre-randomization baseline data available within 12 months of enrollment completion; post-randomization data and biosamples should be made available as soon as possible without compromising trial integrity, i.e., after regulatory approval or trial completion/termination or 18 months whichever comes first; b) other trials and studies: sharing of data and biosamples is expected to at the time of publication of the primary results or within 9 months of database lock, whichever comes first.

ClinicalTrials.gov is a federal registry and results database of publicly and privately supported clinical studies of human participants conducted around the world. In September 2016, NIH issued a final policy to promote broad and responsible dissemination of information from NIH-funded clinical trials through ClinicalTrials.gov. Under this policy, every clinical trial funded in whole or in part by NIH is expected to be registered on ClinicalTrials.gov and have summary results information submitted and posted in a timely manner, whether subject to FDAAA 801 or not.

Public Policy Requirements and Objectives:
https://grants.nih.gov/grants/policy/nihgps/HTML5/section 4/4.1 public policy requirements and objectives.htm?Highlight=clinical

SPREADSHEET SUMMARY
AWARD NUMBER: 1R01AG065248-01 REVISED

INSTITUTION: COGNITION THERAPEUTICS, INC.

Budget	Year 1	Year 2	Year 3	Year 4	Year 5
Salaries and Wages	$236,680	$286,680	$306,680	$306,680	$306,680
Personnel Costs (Subtotal)	$236,680	$286,680	$306,680	$306,680	$306,680
Consultant Services	$87,500	$67,500	$67,500	$67,500	$87,500
Travel	$20,000	$25,000	$25,000	$25,000	$25,000
Other	$9,898,865	$3,413,603	$2,258,603	$1,498,603	$4,801,353
Subawards/Consortium/C ontractual Costs	$11,055,680	$9,618,908	$9,618,908	$9,689,071	$9,617,608
TOTAL FEDERAL DC	$21,298,725	$13,411,691	$12,276,691	$11,586,854	$14,838,141
TOTAL FEDERAL F&A	$3,235,104	$1,207,787	$851,056	$612,188	$1,656,529
TOTAL COST	$24,533,829	$14,619,478	$13,127,747	$12,199,042	$16,494,670

Facilities and Administrative Costs	Year 1	Year 2	Year 3	Year 4	Year 5
F&A Cost Rate 1	31.43%	31.43%	31.43%	31.43%	31.43%
F&A Cost Base 1	$10,293,045	$3,842,783	$2,707,783	$1,947,783	$5,270,533
F&A Costs 1	$3,235,104	$1,207,787	$851,056	$612,188	$1,656,529